UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 24, 2008, Rackable Systems, Inc. issued a press release announcing 2008 first quarter financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in the report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Rackable Systems, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Impending Departure of Chief Financial Officer

Pursuant to the previous announcement, Madhu Ranganathan, the Chief Financial Officer of Rackable Systems, and Rackable Systems agreed that Ms. Ranganathan will cease to be Rackable Systems’ Chief Financial Officer immediately following the completion of our financial activities and filings for the first quarter of fiscal 2008 and no later than May 16, 2008.

Appointment of new Chief Financial Officer

On April 22, 2008 the Board of Directors of Rackable Systems appointed James Wheat as Rackable Systems’ Senior Vice President and Chief Financial Officer, effective as of the date Ms. Ranganathan ceases to be Rackable Systems’ Chief Financial Officer.

James Wheat, 50, commenced service at Rackable Systems on April 22, 2008 in an interim position. Mr. Wheat’s annual base salary as Senior Vice President and Chief Financial Officer would be $270,000 and his annual target bonus would be $108,000. Mr. Wheat will be granted an option to purchase 100,000 shares of Rackable Systems’ common stock and 20,000 Restricted Stock Units on May 1, 2008, at the fair market value of the common stock on that date, with vesting over four years to commence as of April 21, 2008. Mr. Wheat has a long history of executive and financial leadership within prominent public and private technology organizations. In his previous position as vice president and corporate controller at Lam Research Corporation. Mr. Wheat was responsible for managing compliance with accounting policies, SEC reporting, and the administration of the company’s internal audit function for this highly profitable, international semiconductor equipment manufacturing company with more than $2 billion in revenues. Mr. Wheat also held senior financial management positions within a number of public technology companies, including the role of acting principal financial officer at Asyst Technology, Inc., senior director of finance at Sybase Inc., and vice president and corporate controller at Sunterra Corporation. In addition, Mr. Wheat held senior finance positions at Raychem Corporation, Core-Mark International, Spectra-Physics and

Honeywell. Wheat earned his MBA at The Wharton School of the University of Pennsylvania and his BBA at the University of Michigan.

Compensation Arrangements with Named Executive Officers

On April 22, 2008, the Compensation Committee of the Board of Directors of Rackable Systems determined the 2008 first quarter discretionary cash bonuses for the named executive officers of Rackable Systems set forth below in the amounts as set forth in the table below. No bonuses were paid under the Rackable Systems 2008 Management Bonus Plan.

Name	Title	Bonus Awarded First Quarter 2008
Mark J Barrenechea	Chief Executive Officer	$87,500
Madhu Ranganathan	Chief Financial Officer	$26,250
Anthony P. Gaughan	Senior Vice President and Chief Products Officer	$33,750
Giovanni Coglitore	Chief Technology Officer	$25,000

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 24, 2008, Announcing Rackable Systems, Inc. 2008 First Quarter Financial Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated:	April 24, 2008	By:	/s/ MAURICE LEIBENSTERN
Maurice Leibenstern Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated April 24, 2008, Announcing Rackable Systems, Inc. 2008 First Quarter Financial Results.